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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Outdoor Systems, Inc. on Form S-3 of our report dated February 3, 1998, except for the last paragraph of Note 5, for which the date is March 17, 1998, and our report on the financial statement schedule dated March 17, 1998, appearing in the Annual Report on Form 10-K of Outdoor Systems, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

December 7, 1998